Exhibit 5.2

[TOLL BROTHERS LETTERHEAD]

September 12, 2019

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, PA 19044

Ladies and Gentlemen:

I am Senior Vice President, Chief Compliance Officer and General Counsel of Toll Brothers, Inc., a Delaware corporation (“TBI”). TBI, Toll Brothers Finance Corp., a Delaware corporation and a wholly-owned subsidiary of TBI (“the Issuer”) and certain other subsidiaries of TBI (the “Subsidiary Registrants”) have filed a Registration Statement on Form S-3 (File No. 333-222996) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing $400 million in aggregate principal of 3.800% Senior Notes due 2029 (the “Senior Notes”). The Senior Notes are unconditionally guaranteed (each a “Senior Note Guarantee” and, collectively, the “Senior Notes Guarantees”) on a senior basis by TBI and the Subsidiary Registrants (together, in such capacity, the “Senior Notes Guarantors”), pursuant to the Underwriting Agreement dated September 9, 2019, among TBI, the Issuer and the underwriters named therein (the “Underwriting Agreement”).

I have examined the Registration Statement as it became effective under the Securities Act; TBI’s and the Issuer’s prospectus dated February 12, 2018 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Senior Notes dated September 9, 2019 (together with the Base Prospectus, the “Senior Notes Prospectus”), filed by TBI and the Issuer pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities; the indenture dated as of February 7, 2012 (the “Base Indenture”) among the Issuer, the Senior Notes Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Authorizing Resolution with respect to the Senior Notes dated as of September 12, 2019 (the “Authorizing Resolution” and, together with the Base Indenture, the “Indenture”); a duplicate of the global note representing the Senior Notes (including the guarantee attached thereto); and the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Corporation Service Company, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of TBI, the Issuer and the Schedule I Subsidiaries.

In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Senior Notes Guarantees have been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.

This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of TBI filed with the Commission in connection with the registration of the Senior Notes.

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Very truly yours,

/s/ John McDonald
John McDonald
Senior Vice President,
Chief Compliance Officer and General Counsel

Schedule I

110-112 Third Ave. Realty Corp.	First Huntingdon Finance Corp.
126-142 Morgan Street Urban Renewal LLC	Frenchman’s Reserve Realty, LLC Goshen Road Land Company LLC
134 Bay Street LLC	Greens at Waynesborough, L.P.
1400 Hudson LLC	Hatboro Road Associates LLC
1450 Washington LLC	Hoboken Cove LLC
1451 Hudson LLC	Hoboken Land I LLC
1500 Garden St. LLC	Hoboken Land LP
700 Grove Street Urban Renewal LLC	Hockessin Chase, L.P.
89 Park Avenue LLC	HQZ Acquisitions, Inc.
Arbor Hills Development LLC	Jacksonville TBI Realty LLC
Arbors Porter Ranch, LLC	Laurel Creek, L.P.
Ashford Land Company, L.P.	Liseter Land Company LLC
Audubon Ridge, L.P.	Liseter, LLC
Belmont Country Club I LLC	LL Parcel E, LLC
Belmont Country Club II LLC	Long Meadows TBI, LLC
Belmont Land, L.P.	Loudoun Valley Associates, L.P.
Binks Estates Limited Partnership	Martinsburg Ventures, L.L.C.
Block 255 LLC	Mizner Realty, L.L.C.
Block 268 LLC	Morgan Street JV LLC
Brier Creek Country Club I LLC	Naples TBI Realty, LLC
Brier Creek Country Club II LLC	NC Country Club Estates Limited
Broad Run Associates, L.P.	Partnership
Byers Commercial LLC	Orlando TBI Realty LLC
Byers Commercial LP	Placentia Development Company, LLC
CC Estates Limited Partnership	Plum Canyon Master LLC
Cold Spring Hunt, L.P.	Porter Ranch Development Co.
Coleman-Toll Limited Partnership	PRD Investors, Inc.
Component Systems I LLC	PRD Investors, LLC
Component Systems II LLC	PT Maxwell Holdings, LLC
CWG Construction Company LLC	PT Maxwell, L.L.C.
Dominion Country Club, L.P.	Rancho Costera LLC
Dominion III Corp.	Regency at Denville, LLC
Dominion Valley Country Club I LLC	Regency at Dominion Valley LLC
Dominion Valley Country Club II LLC	Regency at Washington I LLC
Enclave at Long Valley I LLC	Regency at Washington II LLC
Enclave at Long Valley II LLC	Shapell Hold Properties No. 1, LLC
ESE Consultants, Inc.	Shapell Homes, Inc.
Estates at Princeton Junction, L.P.	Shapell Industries, Inc.
Fairfax Investment, L.P.	Shapell Land Company, LLC
First Brandywine Investment Corp. II	Silverman-Toll Limited Partnership
First Brandywine Investment Corp. IV	Sorrento at Dublin Ranch I LP
First Brandywine LLC I	Sorrento at Dublin Ranch III LP
First Brandywine LLC II	South Riding Amberlea LP
First Brandywine Partners, L.P.	South Riding Partners Amberlea LP

South Riding Partners, L.P.	Toll CA VII, L.P.
South Riding Realty LLC	Toll CA VIII, L.P.
South Riding, L.P.	Toll CA X, L.P.
Southport Landing Limited Partnership	Toll CA XI, L.P.
Springton Pointe, L.P.	Toll CA XII, L.P.
SR Amberlea LLC	Toll CA XIX, L.P.
SRLP II LLC	Toll CA XX, L.P.
Stone Mill Estates, L.P.	Toll CA, L.P.
Swedesford Chase, L.P.	Toll Cedar Hunt LLC
Tampa TBI Realty LLC	Toll Centennial Corp.
TB Kent Partners LLC	Toll CO I LLC
TB Proprietary Corp.	Toll CO II, L.P.
TBI/Palm Beach Limited Partnership	Toll CO III, L.P.
The Bird Estate Limited Partnership	Toll CO, L.P.
The Regency Golf Club I LLC	Toll Corners LLC
The Regency Golf Club II LLC	Toll Corp.
The Silverman Building Companies, Inc.	Toll CT II Limited Partnership
Toll Architecture I, P.A.	Toll CT III Limited Partnership
Toll Architecture, Inc.	Toll CT IV Limited Partnership
Toll at Brier Creek Limited Partnership	Toll CT Limited Partnership
Toll at Westlake, L.P.	Toll Dallas TX LLC
Toll at Whippoorwill, L.P.	Toll DE II LP
Toll Austin TX II LLC	Toll DE LP
Toll Austin TX III LLC	Toll Diamond Corp.
Toll Austin TX LLC	Toll EB, LLC
Toll BBC II LLC	Toll Equipment, L.L.C.
Toll BBC LLC	Toll Estero Limited Partnership
Toll Brooklyn L.P.	Toll FL I, LLC
Toll Bros. of Arizona, Inc.	Toll FL II Limited Partnership
Toll Bros. of North Carolina II, Inc.	Toll FL III Limited Partnership
Toll Bros. of North Carolina, Inc.	Toll FL IV Limited Partnership
Toll Bros., Inc.	Toll FL IV LLC
Toll Brothers AZ Construction Company	Toll FL Limited Partnership
Toll Brothers AZ Limited Partnership	Toll FL V Limited Partnership
Toll Brothers Canada USA, Inc.	Toll FL V LLC
Toll Brothers Real Estate, Inc.	Toll FL VI Limited Partnership
Toll CA Holdings, Inc.	Toll FL VII Limited Partnership
Toll CA I LLC	Toll FL VIII Limited Partnership
Toll CA II, L.P.	Toll FL X Limited Partnership
Toll CA III LLC	Toll FL XII Limited Partnership
Toll CA III, L.P.	Toll FL XIII Limited Partnership
Toll CA IV, L.P.	Toll Ft. Myers Limited Partnership
Toll CA IX, L.P.	Toll GA LP
Toll CA Note II LLC	Toll Glastonbury LLC
Toll CA V, L.P.	Toll Golden Corp.
Toll CA VI, L.P.	Toll Grove LP

Toll Henderson LLC	Toll MD II Limited Partnership
Toll Hoboken LLC	Toll MD II LLC
Toll Holdings, Inc.	Toll MD III Limited Partnership
Toll Houston Land LLC	Toll MD III LLC
Toll Houston TX LLC	Toll MD IV Limited Partnership
Toll Hudson LP	Toll MD IV LLC
Toll ID I LLC	Toll MD IX Limited Partnership
Toll IL HWCC, L.P.	Toll MD Limited Partnership
Toll IL II, L.P.	Toll MD V Limited Partnership
Toll IL III, L.P.	Toll MD VI Limited Partnership
Toll IL IV, L.P.	Toll MD VII Limited Partnership
Toll IL WSB, L.P.	Toll MD VIII Limited Partnership
Toll IL, L.P.	Toll MD X Limited Partnership
Toll IN LLC	Toll MD XI Limited Partnership
Toll Jacksonville Limited Partnership	Toll MI II Limited Partnership
Toll Jupiter LLC	Toll MI III Limited Partnership
Toll Land Corp. No. 50	Toll MI IV Limited Partnership
Toll Land IV Limited Partnership	Toll MI Limited Partnership
Toll Land IX Limited Partnership	Toll MI V Limited Partnership
Toll Land V Limited Partnership	Toll MI VI Limited Partnership
Toll Land VI Limited Partnership	Toll MI VII Corp.
Toll Land VII LLC	Toll Mid-Atlantic II LLC
Toll Land X Limited Partnership	Toll Mid-Atlantic V Corp.
Toll Land XI Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll Land XIX Limited Partnership	Toll Midwest LLC
Toll Land XV Limited Partnership	Toll MN II, L.P.
Toll Land XVI Limited Partnership	Toll MN, L.P.
Toll Land XVIII Limited Partnership	Toll Morgan Street LLC
Toll Land XX Limited Partnership	Toll Naval Associates
Toll Land XXI Limited Partnership	Toll NC I LLC
Toll Land XXII Limited Partnership	Toll NC II LP
Toll Land XXIII Limited Partnership	Toll NC III LP
Toll Land XXV Limited Partnership	Toll NC IV LLC
Toll Lexington LLC	Toll NC Note II LLC
Toll MA Development LLC	Toll NC Note LLC
Toll MA Holdings LLC	Toll NC, L.P.
Toll MA I LLC	Toll NJ I, L.L.C.
Toll MA II LLC	Toll NJ II, L.L.C.
Toll MA III LLC	Toll NJ II, L.P.
Toll MA IV LLC	Toll NJ III, L.P.
Toll MA Land II GP LLC	Toll NJ III, LLC
Toll MA Land III Limited Partnership	Toll NJ IV LLC
Toll MA Land Limited Partnership	Toll NJ IV, L.P.
Toll MA Management LLC	Toll NJ VI, L.P.
Toll MD AF Limited Partnership	Toll NJ VII, L.P.
Toll MD I, L.L.C.	Toll NJ VIII, L.P.

Toll NJ XI, L.P.	Toll Realty Holdings LP
Toll NJ XII LP	Toll RI II, L.P.
Toll NJ, L.P.	Toll RI, L.P.
Toll NJX-I Corp.	Toll San Antonio TX LLC
Toll North LV LLC	Toll SC II, L.P.
Toll North Reno LLC	Toll SC III, L.P.
Toll Northeast II LLC	Toll SC IV, L.P.
Toll Northeast V Corp.	Toll SC, L.P.
Toll Northeast VIII LLC	Toll South LV LLC
Toll Northeast LP Company, Inc.	Toll South Reno LLC
Toll Northeast Services, Inc.	Toll Southeast II LLC
Toll NV GP Corp.	Toll Southeast Inc.
Toll NV GP I LLC	Toll Southeast LP Company, Inc.
Toll NV Holdings LLC	Toll Southwest II LLC
Toll NV Limited Partnership	Toll Southwest LLC
Toll NY II LLC	Toll Sparks LLC
Toll NY III L.P.	Toll Stonebrae LP
Toll NY IV L.P.	Toll Stratford LLC
Toll NY L.P.	Toll SW Holding I Corp.
Toll NY V L.P.	Toll SW Holding LLC
Toll Orlando Limited Partnership	Toll TX Note LLC
Toll PA Development LP	Toll VA GP Corp.
Toll PA II, L.P.	Toll VA II, L.P.
Toll PA III, L.P.	Toll VA III, L.L.C.
Toll PA IV, L.P.	Toll VA III, L.P.
Toll PA IX, L.P.	Toll VA IV, L.P.
Toll PA Management LP	Toll VA LLC
Toll PA Twin Lakes LLC	Toll VA Member Two, Inc.
Toll PA V, L.P.	Toll VA V, L.P.
Toll PA VI, L.P.	Toll VA VI, L.P.
Toll PA VIII, L.P.	Toll VA VII, L.P.
Toll PA X, L.P.	Toll VA VIII, L.P.
Toll PA XI, L.P.	Toll VA, L.P.
Toll PA XII, L.P.	Toll Van Wyck, LLC
Toll PA XIII, L.P.	Toll Vanderbilt II LLC
Toll PA XIV, L.P.	Toll West Coast II LLC
Toll PA XIX, L.P.	Toll West Coast LLC
Toll PA XV, L.P.	Toll West Inc.
Toll PA XVI, L.P.	Toll WV GP Corp.
Toll PA XVII, L.P.	Toll WV LP
Toll PA XVIII, L.P.	Toll YL II, L.P.
Toll PA, L.P.	Toll-Dublin, L.P.
Toll Port Imperial LLC	Toll-Dublin, LLC
Toll Prasada LLC	Upper K Investors, Inc.
Toll Realty Holdings Corp. I	Upper K Investors, LLC
Toll Realty Holdings Corp. II	Upper K-Shapell, LLC
Vanderbilt Capital, LLC
Virginia Construction Co. I, LLC
Virginia Construction Co. II, LLC